Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 Nos. 333-269924, 333-262866, 333-253304, 333-236570, 333-229842) pertaining to the 2018 Equity Incentive Plan of Dropbox, Inc.,

(2) Registration Statement (Form S-8 No. 333-255665) pertaining to the 2013 Stock Plan and 2015 Stock Option and Grant Plan of DocSend, Inc.,

(3) Registration Statement (Form S-8 No. 333-229924) pertaining to the 2011 Equity Incentive Plan of JN Projects, Inc., and

(4) Registration Statement (Form S-8 No. 333-223863) pertaining to the 2008 Equity Incentive Plan of Dropbox, Inc., 2017 Equity Incentive Plan of Dropbox, Inc., 2018 Equity Incentive Plan of Dropbox, Inc., and 2018 Employee Stock Purchase Plan of Dropbox, Inc;

of our reports dated February 16, 2024, with respect to the consolidated financial statements of Dropbox, Inc. and the effectiveness of internal control over financial reporting of Dropbox, Inc. included in this Annual Report (Form 10-K) of Dropbox, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Francisco, California
February 16, 2024